As filed with the Securities and Exchange Commission on December 15, 2005
                                                  Registration No. 333-119426
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                               ___________________

                         Post Effective Amendment No. 5
                          Registration Statement Under
                           The Securities Act of 1933




                              TREY RESOURCES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                                               16-1633636
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



      5 Regent Street, Suite 520
          Livingston, NJ                                            07039
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 973-422-9644





                 Amended and Restated Trey Resources, Inc. 2004
                  Directors' and Officers' Stock Incentive Plan
                                       and
       Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan
       -------------------------------------------------------------------
                              (Full title of Plan)


               Mark Meller, President and Chief Executive Officer
                              Trey Resources, Inc.
                           5 Regent Street, Suite 520
                          Livingston, New Jersey 07039
                                 (973) 758-9555
             -------------------------------------------------------
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)


                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 787-1964

================================================================================

CALCULATION OF REGISTRATION FEE
-------------------------------


TITLE OF EACH         PROPOSED        PROPOSED         AMOUNT OF
CLASS OF              MAXIMUM         MAXIMUM          AGGREGATE    TOTAL
SECURITIES TO         AMOUNT TO BE    OFFERING PRICE   OFFERING     REGISTRATION
BE REGISTERED         REGISTERED      PER UNIT (c)     PRICE        FEE
================================================================================
Class A Common Stock  20,000,000(a)   $.011            $220,000     $10.36
Class A Common Stock  20,000,000(b)   $.011            $220,000     $18.13
================================================================================


(a) 2,400,000 of the shares authorized under the Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan were registered on September 30, 2004 pursuant to the original Registration Statement 333-119426. The fee of $21 was paid in connection with the original registration Statement. The additional fee of $13.26 was paid in connection with the Post Effective Amendment No. 1. The additional fee of $8.74 was paid in connection with the Post Effective Amendment No. 2. The additional fee of $8.71 fee was paid in connection with the Post Effective Amendment No. 3. The additional fee of $3.53 fee was paid in connection with the Post Effective Amendment No. 4. The $10.36 fee set forth above represents the fee calculated in connection with the additional 8,003,740 shares registered pursuant to the Post Effective Amendment No. 5 to the original Registration Statement 333-119426.

(b) 2,400,000 of the shares authorized under the Trey Resources, Inc. 2004 Stock Incentive Plan were registered on September 30, 2004 pursuant to the original Registration Statement 333-119426. The fee of $21 was paid in connection with the original registration Statement. The additional fee of $13.26 was paid in connection with the Post Effective Amendment No. 1. The fee of $18.13 set forth above is for the registration of an additional 14,000,000 shares authorized under the Trey Resources, Inc. 2004 Stock Incentive Plan registered pursuant to the Post Effective Amendment No. 5 to the original Registration Statement 333-119426.

(c) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.


Approximate date of proposed sale to the public:   This Registration Statement
shall become effective upon filing with the Commission.



                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E
          INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the "Commission") to register an additional 8,003,740 shares authorized under the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan and an additional 14 million shares authorized under the Amended and Restated Trey Resources, Inc. 2004 Stock Directors' and Officers' Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant's registration statement on Form S-8 (File No. 333-119426) filed on September 30, 2004, as amended by Post-Effective Amendment No. 1 dated January 13, 2005, as amended by Post Effective Amendment No. 2 dated February 14, 2005, as amended by Post Effective Amendment No. 3 dated April 14, 2005, as amended by Post Effective Amendment No. 4 dated June 27, 2005 and as amended by this Post Effective Amendment No. 5 are hereby incorporated by reference into this registration statement.

                                EXPLANATORY NOTE

         This registration statement contains two parts. Part I contains a re-offer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. The re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 20 million shares of Class A Common Stock issued under the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 20 million shares of common stock issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan . Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Trey Resources, Inc. 5 Regent Street, Suite 520, Livingston, NJ 07039. Trey Resources' telephone number is
(973) 422-9644. The re-offer prospectus follows this paragraph.

                                   PROSPECTUS

                              TREY RESOURCES, INC.

                    40 million shares of Class A Common Stock

         The shares of Trey Resources, Inc. Class A Common Stock being offered under this prospectus are being offered by: (a) the directors and officers of Trey Resources, Inc. issued to them upon the exercise of stock options or the issuance of a stock award pursuant to the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan (the "Directors' and Officers' Plan") and (b) employees, independent contractors and agents of Trey Resources, Inc. issued to them upon the exercise of stock options or the issuance of a stock award pursuant to the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan (the "Plan"). Our common stock trades on the NASD Over the Counter Bulletin Board under the symbol "TYRIA". On December 13, 2005 the high and low sale prices for a share of our common stock were $.01 and $.011, respectively.

         The mailing address and telephone number of our principal executive offices are 5 Regent Street, Suite 520, Livingston, NJ 07039 (973) 758-9555.

                              ____________________

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 14.
                              ____________________


         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ____________________


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                The date of this prospectus is December 15, 2005

                                     SUMMARY

         This registration statement covers in the aggregate 40 million shares of Class A Common Stock, par value $.00001 per share of Trey Resources, Inc. ("Trey" or the "Company"). Up to 20 million Class A Common Stock shares may be issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan, as amended (the "Directors' and Officers' Plan"), and up to 20 million Class A Common Stock shares may be issued under the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan, as amended (the "Plan"). The Board of Directors of Trey approved the Directors' and Officers' Plan and the Plan initially on September 30, 2004.


                             DESCRIPTION OF BUSINESS

BACKGROUND OF THE COMPANY

     Trey Resources, Inc. was incorporated as iVoice Acquisition 1, Inc. in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice, Inc., or iVoice. On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc. On February 13, 2004, Trey Resources, Inc. became an independent public company when all the shares owned by iVoice, Inc. were distributed to the iVoice shareholders. In March 2004, Trey Resources, Inc. began trading on the OTC Bulletin Board under the symbol "TYRIA".

     Trey initially owned iVoice's Automatic Reminder software business. That software was sold in November 2004, and Trey is no longer engaged in the sale of Automatic Reminder software. During 2004, we consummated business combinations with two companies that are consultants and value added resellers of financial accounting software to small and medium sized businesses. One company is also the publisher of its own proprietary electronic data interchange (EDI) software.

     In June 2004, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. SWK, Inc. was a value added reseller and master developer for Best Software's MAS 90/200/500 financial accounting software, and was also the publisher of its own proprietary EDI software, "MAPADOC." As a result of the merger, SWK, Inc.'s shareholders were issued, in exchange for all of the common stock of SWK, Inc., 2,750,000 restricted shares of Trey Resources' Class A Common Stock.

     In November 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the merger, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for selected assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources' Class A Common Stock.

OUR BUSINESS

     We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

     We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers' requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

     Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

     As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

OUR PRODUCTS

     Substantially all of our initial sales of financial accounting solutions consist of prepackaged software and associated services to customers in the United States. Our sales are focused on three major product categories and associated value-added services.

FINANCIAL ACCOUNTING SOFTWARE

     More than 40% of our total revenue is generated from the resale of accounting software published by Best Software, Inc. (Best) for the financial accounting requirements of small and medium sized businesses focused on manufacturing and distribution, and the delivery of related services from the sales of these products, including installation, support and training. These product sales are primarily packaged software programs installed on a user workstation, on a local area network server, or in a hosted environment. The programs perform and support a wide variety of functions related to accounting, including financial reporting, accounts payable and accounts receivable, and inventory management.

     We provide a variety of services along with our financial accounting software sales to assist our customers in maximizing the benefits from these software applications. These services include training, technical support, and professional services. We have six employees who serve as class instructors and have formal, specific training in the topics they are teaching. We can also provide on-site training services that are highly tailored to meet the needs of a particular customer. Our instructors must pass annual subject-matter examinations required by Best to retain their product-based teaching certifications.

     We provide end-user technical support services through our support/help desk. A staff of 3 full-time product and technology consultants assist customers calling with questions about product features, functions, usability issues, and configurations. The support/help desk offers services in a variety of ways, including prepaid services, time and materials billed as utilized, and annual support contracts. Customers can communicate with the support/help desk through e-mail, telephone, and fax channels. Standard support/help desk services are offered during normal business hours five days per week.

     Our professional services include project-focused offerings such as software customization, data migration, and small and medium sized business consulting. We have four project managers who provide professional services to our financial accounting customers.

ELECTRONIC DATA INTERCHANGE (EDI) SOFTWARE

     We publish our own proprietary EDI software, "MAPADOC." EDI can be used to automate existing processes, to rationalize procedures and reduce costs, and to improve the speed and quality of services. Because EDI necessarily involves business partners, it can be used as a catalyst for gaining efficiencies across organizational boundaries.

     Our MAPADOC EDI solution is a fully integrated EDI solution that provides users of Best Software's market-leading MAS family of accounting software products with a feature rich product that is easy to use. MAPADOC provides the user with dramatically decreased data entry time, elimination of redundant steps, the lowering paper and postage costs, the reduction of time spent typing, signing, checking and approving documents and the ability to self-manage EDI and to provide a level of independence that saves time and money.

     We market our MAPADOC solutions to our existing and new small and medium-sized business customers, and through a network of resellers. As of September 30, 2005, we have a sales team and 5 dedicated technical specialists involved in marketing and supporting sales of the MAPADOC product and associated services.

WAREHOUSE MANAGEMENT SYSTEMS

     We are resellers of the Warehouse Management System (WMS) software published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However, the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations.

     The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment.

     We market the Radio Beacon solution to our existing and new small and medium-sized business customers. As of September 30, 2005, we have five dedicated salespeople and two dedicated technical specialists involved in marketing and supporting sales of the Radio Beacon product and associated services.

NETWORK SERVICES  AND BUSINESS CONSULTING

     We provide network maintenance and service upgrades for our business clients. We are a Microsoft Solutions Provider. Our staff includes engineers who maintain certifications from Microsoft and Best Software. They are Microsoft Certified Systems Engineers and Microsoft Certified Professionals, and they provide a host of services for our clients, including server implementation, support and assistance, operation and maintenance of large central systems, technical design of network infrastructure, technical troubleshooting for large scale problems, network and server security, and backup, archiving, and storage of data from servers. There are numerous competitors, both larger and smaller, nationally and locally, with whom we compete in this market.

     We also provide, as consultants, the information technology (IT) audit required by Section 404 of the Sarbanes Oxley Act of 2002. Section 404 (SOX 404) requires CEOs, CFOs, and outside auditors to attest to the effectiveness of internal controls for financial reporting. To satisfy Section 404 requirements, CEO's, CFO's, and outside auditors must sign off on company's internal controls. They need to know that the company can document its adherence to IT procedures and processes, and that IT processes supporting financial management systems are well controlled. Our qualified staff of certified network engineers and certified public accountants allows us to provide these audits to small and medium sized publicly-traded corporations. Our competition to render these services includes accounting firms and independent information technology consultants like ourselves.

OUR INDUSTRY/MARKETS

FINANCIAL ACCOUNTING SOFTWARE

     In the financial accounting software market, we focus on providing enterprise solutions to small- and medium-sized businesses ("SMB") with under one hundred million dollars of annual revenue, primarily in the manufacturing and distribution industries. The SMB market is comprised of thousands of companies in the New York region alone.

     While several local and regional competitors exist in the various geographic territories where we conduct business, we have a competitive advantage in terms of geographic reach, comprehensive training and support, and the provision of other products and services. We are one of the larger Best resellers in the United States. While there are numerous national, regional, and local competitors that could be compared to us in scale, size, geographical reach, and target markets for the resale of Best products, there is no one dominant competitor or dominant group of competitors with whom we compete for contracts or assignments on a regular basis. There are also numerous competitors who publish and/or resell competing product lines, such as Microsoft's Great Plains and Solomon accounting software

ELECTRONIC DATA INTERCHANGE SOFTWARE

     We publish and sell through a network of software resellers our proprietary EDI software, MAPADOC. Electronic Data Interchange (EDI) is computer-to-computer communication of business documents between companies. It is a paperless way to send and receive Purchase Orders, Invoices, etc. EDI replaces human-readable documents with electronically coded documents. The sending computer creates the document and the receiving computer interprets the document. Implementation of EDI streamlines the process of exchanging standard business transactions. Companies save by eliminating people cost as well as the cost due to errors and double entry of data. The transmissions are accomplished by connecting to a mailbox via a modem or the internet. The most common mailbox is a Value Added Network's (VAN) electronic mailbox. Each user, identified by a unique EDI ID, accesses his mailbox to send and receive all EDI transactions. To standardize the documents communicated between many companies, the Transportation Data Coordinating Committee, in 1975, published its first set of standards.

     EDI standards are formats and protocols that trading partners agree to use when sending and receiving business documents. Around 1979, The American National Standards Institute (ANSI) designated an accredited standards committee for EDI. The standards continue to evolve to address the needs of the member companies. MAPADOC complies with all current standards. The market for EDI continues to expand as big box retailers, such as Wal-Mart, Target, and K-Mart, insist their vendors utilize EDI in their business transactions. There are numerous companies with whom we compete in the SMB EDI marketplace, including True Commerce and Kissinger Associates.

WAREHOUSE MANAGEMENT SYSTEMS

     We resell under a distributor agreement the Warehouse Management Solution published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations. The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment. The WMS marketplace is extremely competitive. We compete against national, regional, and local resellers, some significantly larger than us.

ARRANGEMENTS WITH PRINCIPAL SUPPLIERS

     Our revenues are primarily derived from the resale of vendor software products and services. These resales are made pursuant to channel sales agreements whereby we are granted authority to purchase and resell the vendor products and services. Under these agreements, we either resell software directly to our customers or act as a sales agent for various vendors and receive commissions for our sales efforts.

     We are required to enter into an annual Channel Partner Agreement with Best Software, Inc. whereby Best appoints us as a non-exclusive partner to market, distribute, and support MAS 90/200/500 software . This agreement authorizes us to sell these software products to certain customers in the United States. There are no clauses in this agreement that limit or restrict the services that we can offer to customers. We also operate a Best Software Authorized Training Center Agreement, and also are party to a Master Developers Program License Agreement.

     We have also entered into an Authorized Distributor Agreement with Radio Beacon, Inc., whereby we market and distribute Radio Beacon products in the United States. This agreement is automatically renewable on an annual basis, and requires no minimum payments or guarantees.

CUSTOMERS

     We market our products to private companies throughout the United States. In the nine months ended September 30, 2005, the revenues generated by our top ten customers represented approximately thirty three percent (33%) of consolidated revenues, and no single customer accounted for ten percent or more of our consolidated revenues.

INTELLECTUAL PROPERTY

     We regard our technology and other proprietary rights as essential to our business. We rely on copyright, trade secret, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to, and distribution of our products, documentation, and other proprietary information.

     We own several federally registered trademarks, including "MAPADOC," and have a number of trademark applications pending. We have no patents or patent applications pending.

     This prospectus contains trademarks and trade names of Trey Resources, Inc. and its affiliates as well as those of other companies. All trademarks and trade names appearing in this report are the property of their respective holders.

EMPLOYEES

     As of September 30, 2005, we had approximately 24 full time employees and 4 part time employees located in two offices in New Jersey. All but two of our current employees were formerly employees of the companies that we acquired. Approximately five of our employees are engaged in sales and marketing activities and approximately nine employees are engaged in service fulfillment.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

     This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.


                                  RISK FACTORS

     You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to the Offering and Trey's business. If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Trey could be materially adversely affected. If that happens, the trading prices of Trey shares could decline significantly. The risk factors below contain forward-looking statements regarding the Offering and Trey. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

RISKS RELATED TO OUR OPERATIONS

WE HAVE A LIMITED OPERATING HISTORY.

     We did not begin our value added reseller, software, and consulting business until June 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. We cannot assure stockholders that our business strategy will be successful or that we will successfully address the risks involved in operating our business. Our failure to do so could materially adversely affect our business, financial condition and operating results.

WE HAVE HISTORICALLY LOST MONEY AND MAY CONTINUE TO LOSE MONEY IN THE FUTURE.

     For the years ended December 31, 2004 and 2003, we had net losses of $2,390,705 and $397,605, respectively, and net losses of $0.21 and $0.13 per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations may not be profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE CANNOT ACCURATELY FORECAST OUR FUTURE REVENUES AND OPERATING RESULTS, WHICH MAY FLUCTUATE.

     Our short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

     o    the timing of sales of our products and services;

     o the timing of product implementation, particularly large design projects;

     o    unexpected delays in introducing new products and services;

     o increased expenses, whether related to sales and marketing, product development, or administration;

     o deferral in the recognition of revenue in accordance with applicable accounting principles, due to the time required to complete projects;

     o    the mix of product license and services revenue; and

     o    costs related to possible acquisitions of technology or businesses.

WE MAY FAIL TO DEVELOP NEW PRODUCTS, OR MAY INCUR UNEXPECTED EXPENSES OR DELAYS.

     Although we currently have fully developed products available for sale, we may also develop various new technologies, products and product features and may rely on them to remain competitive. Due to the risks inherent in developing new products and technologies--limited financing, competition, obsolescence, loss of key personnel, and other factors--we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

IF WE CANNOT RAISE ADDITIONAL CAPITAL TO FINANCE FUTURE OPERATIONS, WE MAY NEED TO CURTAIL OUR OPERATIONS IN THE FUTURE.

     We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sales of securities from third parties. We cannot assure you that financing from external sources will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. While we have recently raised working capital to fund our operations that we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations.

BECAUSE OUR FINANCIAL ACCOUNTING SOFTWARE, EDI SOFTWARE, AND BUSINESS CONSULTING BUSINESSES ARE STILL EVOLVING, WE MAY EXPERIENCE DIFFICULTIES THAT COULD PREVENT US FROM BECOMING PROFITABLE.

     Because or financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

     o substantial delays and expenses related to testing and developing new products;

     o marketing and distribution problems encountered in connection with our new and existing products and technologies;

     o    competition from larger and more established companies;

     o    delays in reaching our marketing goals;

     o difficulty in recruiting qualified employees for management and other positions;

     o    lack of sufficient customers, revenues and cash flow; and

     o    limited financial resources.

     We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

IF OUR TECHNOLOGIES AND PRODUCTS CONTAIN DEFECTS OR OTHERWISE DO NOT WORK AS EXPECTED, WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT THESE DEFECTS OR IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS.

     Software products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages. Our payment of any such expenses or damages could prevent us from becoming profitable.

OUR SUCCESS IS HIGHLY DEPENDENT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE HAVE.

     The financial accounting software, EDI software, and business consulting industries are highly competitive, and we believe that this competition will intensify. Many of our competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger client bases than we do. Our competitors could use these resources to market or develop products or services that are more effective or less costly than any or all of our products or services or that could render any or all of our products or services obsolete. Our competitors could also use their economic strength to influence the market to continue to buy their existing products.

IF WE ARE NOT ABLE TO PROTECT OUR TRADE SECRETS THROUGH ENFORCEMENT OF OUR CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS, THEN WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND WE MAY NOT BE PROFITABLE.

     We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets. If the employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Most of our competitors have substantially greater financial, marketing, technical and manufacturing resources than we have, and we may not be profitable if our competitors are also able to take advantage of our trade secrets.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

     Many lawsuits currently are being brought in the software industry alleging violation of intellectual property rights. Although we do not believe that we are infringing on any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling our products or services. In addition, we may also be forced to enter into costly and burdensome royalty and licensing agreements.

OUR TWO OFFICERS CONTROL A SIGNIFICANT PERCENTAGE OF OUR CAPITAL STOCK AND HAVE SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

     As of December 11, 2005, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our Chief Executive Officer, respectively, owned approximately 57.1% and 47.2%, respectively, of our outstanding shares of our Class A Common Stock (assuming the conversion of outstanding debt into shares of Class A Common Stock and/or Class B Common Stock). Mr. Mahoney and Mr. Meller may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A Common Stock. In addition, Mr. Mahoney and Mr. Meller are in a position to impede transactions that may be desirable for other stockholders. They could, for example, make it more difficult for anyone to take control of us.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE.

     We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

THE TREND TOWARD CONSOLIDATION IN OUR INDUSTRY MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY.

     As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

WE FACE INTENSE PRICE-BASED COMPETITION FOR LICENSING OF OUR PRODUCTS WHICH COULD REDUCE PROFIT MARGINS.

     Price competition is often intense in the software market. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

IF WE LOSE THE SERVICES OF ANY OF OUR KEY PERSONNEL, INCLUDING OUR NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS OR CHIEF EXECUTIVE OFFICER, OUR BUSINESS MAY SUFFER.

     We are dependent on our key officers, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our Chief Executive Officer, respectively, and our key employees in our operating subsidiary, specifically Jeffrey Roth, Lynn Berman, and Gary Berman. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. In an attempt to minimize the effects of such loss, we presently maintain a $1,000,000 key-man term life insurance policy on Ms. Berman, and have applications pending for a similar amount of insurance on the lives of Mr. Roth and Mr. Berman.

FOLLOWING THE DISTRIBUTION OF OUR SHARES TO THE STOCKHOLDERS OF IVOICE, INC., OUR NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS MAY HAVE CONFLICTS OF INTEREST, AND WE DO NOT HAVE ANY FORMAL PROCEDURE FOR RESOLVING ANY SUCH CONFLICTS IN THE FUTURE.

     Following the distribution of shares of our Class A Common Stock to the stockholders of iVoice, Inc., as described in our registration statement on Form SB-2 dated February 13, 2004, our Non-Executive Chairman of the Board of Directors, Jerome R. Mahoney, has the right to convert $288,781 of indebtedness (which includes accrued interest of 9.5% per annum) into 288,781 shares of Class B Common Stock of Trey Resources, which will be convertible into an indeterminable number of shares of Class A Common Stock of Trey Resources. This could create, or appear to create, potential conflicts of interest when our Non-Executive Chairman is faced with decisions that could have different implications for Trey Resources. Examples of these types of decisions might include any of the potential business acquisitions made by us or the resolution of disputes arising out of the agreements governing the relationship between iVoice and us following the distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of us following the distribution. Furthermore, we do not have any formal procedure for resolving any such conflicts of interest if they do arise.

RISKS RELATED TO OUR OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Sales of shares of our Class A Common Stock in the public market following this offering could lower the market price of our shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. In addition, we have debentures convertible into 1,486,750 shares of Class A Common Stock (assuming a market price of $0.012 per share used in calculating the conversion price). Upon issuance of the maximum number of shares being registered under the Equity Line of Credit with Cornell Capital Partners, LP, there will be an additional 1,117,321,098 shares of Class A Common Stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT.

     The sale of shares pursuant to the Equity Line of Credit with Cornell Capital Partners, LP. will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR CLASS A COMMON STOCK.

     The Class A Common Stock to be issued under the Equity Line of Credit with Cornell Capital Partners, LP. will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our Class A Common Stock to decline.

     Further, because the investor under the Equity Line of Credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF CLASS A COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

     The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 40 million shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.

     The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the Equity Line of Credit with Cornell Capital Partners, LP. could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Class A Common Stock.

OUR CLASS A COMMON STOCK IS THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A MORE ACTIVE TRADING MARKET WILL DEVELOP.

     Our Class A Common Stock is thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

     The price in this Offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this Offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED.

     We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit with Cornell Capital Partners, LP., in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

RISKS RELATED TO OUR SECURITIES

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

     There can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A Common Stock in short time periods, or possibly at all. Our Class A Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A Common Stock to fluctuate substantially.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our Class A Common Stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share
     o    That are not traded on a "recognized" national exchange;
     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

ISSUANCE OF OUR RESERVED SHARES OF CLASS A COMMON STOCK MAY SIGNIFICANTLY DILUTE THE EQUITY INTEREST OF EXISTING STOCKHOLDERS.

     We have reserved for issuance shares of our Class A Common Stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interest of our existing stockholders and could have an adverse effect on the market price for our Class A Common Stock. As of December 2005, we had remaining 9.9 billion authorized shares available for future issuance, of which approximately 1 billion shares are reserved.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of December 11, 2005, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                             COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                      --------------------------
NAME/ADDRESS                   TITLE OF CLASS            NUMBER         PERCENT
----------------------------   --------------------   ---------------  ---------
Jerome R. Mahoney (Chairman)   Class A Common Stock   132,685,999 (1)      57.1%
Director
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

                                                             COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                      --------------------------
NAME/ADDRESS                   TITLE OF CLASS            NUMBER         PERCENT
----------------------------   --------------------   ---------------  ---------
Mark Meller (President)        Class A Common Stock    89,470,428 (2)      47.2%
Director
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Director and executive
officer as a group             Class A Common Stock   222,156,427          69.0%
____________________________

(1) Includes (a) 91,431,571 shares of our Class A Common Stock issuable upon conversion of $640,021 due to related party accounts with Mr. Mahoney and
     (b) 41,254,428 shares of our Class A Common Stock issuable upon conversion of a promissory note assumed on February 11, 2004. These figures assume that shares of Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. The note balance of $288,781 includes principle and interest through August 1, 2005. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest.
(2) Includes 89,470,428 shares of our Class A Common Stock issuable upon conversion of $626,293 due to related party accounts with Mr. Meller. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between the Company and Mr. Meller, Mr. Meller may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such amounts due.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information included in this Form S-8 and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral or written statements made by us or on our behalf), may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this discussion and analysis contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                            SELLING SECURITY HOLDERS

     The following table sets forth information as of December 11, 2005 with respect to the beneficial ownership of our common stock before the offering by the selling security holders. As we have no way of knowing in advance the number of shares that may be issued pursuant to the exercise of stock options or the issuance of stock from the award of stock, the table of Beneficial Ownership reflects the ownership by selling shareholders as if they had converted all of the wages owed to them into Class A Common Stock. At present, we have only two officers and directors and therefore, these individuals are the only selling shareholders that can be listed at the present time. In future, other individuals may be elected to serve as an officer and/or director and the number of selling shareholders may increase or decrease. The following calculations of the percent of outstanding shares are based on 100,020,695 shares of our Class A Common Stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants, options, conversion of notes payable into common stock or the conversion of wages payable into common stock that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus will be issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan or the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                 OWNERSHIP OF SELLING SHAREHOLDERS' COMMON STOCK

                                                             COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                      --------------------------
NAME/ADDRESS                   TITLE OF CLASS            NUMBER         PERCENT
----------------------------   --------------------   ---------------  ---------

Jerome R. Mahoney (Chairman)   Class A Common Stock   132,685,999 (1)      57.1%
Director
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Mark Meller (President)        Class A Common Stock    89,470,428 (2)      47.2%
Director
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Lawrence A. Muenz              Class A Common Stock     3,380,000 (3)       3.3%
Meritz & Muenz LLP
2021 O Street, NW
Washington, DC 20036

____________________________

(3) Includes (a) 91,431,571 shares of our Class A Common Stock issuable upon conversion of $640,021 due to related party accounts with Mr. Mahoney and
     (b) 41,254,428 shares of our Class A Common Stock issuable upon conversion of a promissory note assumed on February 11,

     2004. These figures assume that shares of Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. The note balance of $288,781 includes principle and interest through August 1, 2005. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into
     (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest.
(4) Includes 89,470,428 shares of our Class A Common Stock issuable upon conversion of $626,293 due to related party accounts with Mr. Meller. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between the Company and Mr. Meller, Mr. Meller may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such amounts due.
(5) The number of our Class A Common Stock issuable upon conversion of $23,660 due to Mr. Muenz for legal fees owed to his firm as of September 30, 2005. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between the Company and Mr. Muenz, Mr. Muenz may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such amounts due.



                              PLAN OF DISTRIBUTION

     The selling security holders and any of their respective donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and re-sales by the broker-dealer for its own account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
     o    transactions to cover short sales;
     o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;
     o    a combination of any of these methods of sale; or
     o    any other method permitted by applicable law

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;
     o    a price related to the prevailing market price;
     o    at negotiated prices; or
     o such other price as the selling security holder determines from time to time.

     The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

     Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of Trey or derivatives of Trey securities and may sell or deliver shares in connection with these trades. Each selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither selling security holder has indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the re-sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     A selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, neither selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to pay all fees and expenses incident to the registration of the shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

     Our Certificate of Incorporation provides that, except in certain specified instances, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Trey under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                     EXPERTS

     The consolidated financial statements of Trey Resources, Inc. for the fiscal years ended December 31, 2004 and 2003 incorporated by reference into this prospectus have been audited by Bagell, Josephs, Levine & Company, LLC, independent registered public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Bagell, Josephs, Levine & Company, LLC, as experts in auditing and accounting.


                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon by Meritz & Muenz LLP, Washington, D.C.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Fidelity Transfer Company. Its telephone number is 801-466-7208.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.treyresources.com.

     All trademarks or trade names referred to in this prospectus are the property of their respective owners.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

     (b) Our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and September 30, 2005, filed with the Securities and Exchange Commission.

     (c) Our Current Report on Form 8-K dated March 31, 2005, May 13, 2005, June 9, 2005, August 8, 2005 and November 14, 2005.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              Trey Resources, Inc.
                           5 Regent Street, Suite 520
                              Livingston, NJ 07039
                                 (973) 758-9555

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

     (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

     (b) Our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and September 30, 2005, filed with the Securities and Exchange Commission.

     (c) Our Current Report on Form 8-K dated March 31, 2005, May 13, 2005, June 9, 2005, August 8, 2005 and November 14, 2005.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Lawrence A. Muenz, a partner of Meritz & Muenz LLP, counsel to the Company, may receive compensation for legal services provided to the Company by his firm in the form of Class A Common Stock granted under the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of Trey to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Trey.

     The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS

          4.1 Amendment No. 1 Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan.
          4.2 Amendment No. 4 Amended and Restated Trey Resources, Inc. Directors' and Officers' 2004 Stock Incentive Plan.
          5.1.  Legal Opinion of Meritz & Muenz LLP.
          23.   Consent of Experts and Counsel
                23.1   Consent of Bagell, Josephs, Levine & Company, L.C.C.
                23.2   Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)


ITEM 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on December 15, 2005.

                                                 TREY RESOURCES, INC.

                                                 By: /s/ Mark Meller
                                                 ---------------------------
                                                 Mark Meller, President,
                                                 Chief Executive Officer and
                                                 Principal Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Mark Meller                                  Date:    December 15, 2005
----------------------------
Mark Meller, President,
Chief Executive Officer and
Principal Financial Officer
Director


/s/ Jerome Mahoney                               Date:    December 15, 2005
----------------------------
Jerome Mahoney
Non-Executive Chairman
and Director


/s/ John Rudy                                    Date:    December 15, 2005
----------------------------
John Rudy
Director



     TREY RESOURCES, INC. 2004 DIRECTORS' AND OFFICERS' STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Incentive Stock Plan, as amended, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on December 15, 2005.

                                                 By: /s/ Mark Meller
                                                 ---------------------------
                                                 Mark Meller, President,
                                                 Chief Executive Officer and
                                                 Principal Financial Officer



                 TREY RESOURCES, INC. 2004 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Board of Directors of the Registrant who administers the Amended and Restated Trey Resources, Inc. 2004 Incentive Stock Plan, as amended, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on December 15, 2005.

                                                 By: /s/ Mark Meller
                                                 ---------------------------
                                                 Mark Meller, President,
                                                 Chief Executive Officer and
                                                 Principal Financial Officer

                                INDEX OF EXHIBITS
                                -----------------



4.1 Amendment No. 1 Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan.

4.2 Amendment No. 4 Amended and Restated Trey Resources, Inc. Directors' and Officers' 2004 Stock Incentive Plan.

5.1.     Legal Opinion of Meritz & Muenz LLP

23.      Consent of Experts and Counsel

         23.1     Consent of Bagell, Josephs, Levine & Company, L.C.C.

         23.2     Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)